SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2009 (October 21, 2009)

BIMINI CAPITAL MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On October 21, 2009 Bimini Capital Management, Inc. (the “Company”) issued a press release announcing the completion of its tender offer described in Item 8.01 below.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01.                      Other Events.

On October 21, 2009, the Company completed its tender offer (the “Offer”) to purchase $24 million in liquidation preference amount of trust preferred capital securities (“TruPS”) issued by Bimini Capital Trust II in October 2005 from Preferred Term Securities XX, Ltd., a collateralized debt obligation collateralized by, among other securities, the TruPS (“PreTSL XX”).  Pursuant to the Offer, the Company acquired the TruPS from PreTSL XX for $10.8 million in cash, or $450 per $1,000 in principal amount of TruPS held by PreTSL XX.

In conjunction with the Offer, the Company offered separate consideration to the holders of PreTSL XX’s Class A-1 Senior Notes and to the holders of PreTSL XX’s Class A-2 Senior Notes, which, taken together, constitute the most senior class of holders of PreTSL XX’s capital structure and were the only holders entitled to vote on the Offer, in exchange for their consent to direct the trustee of PreTSL XX to accept the Offer (the “Consenting Senior Holders”).  In addition to the $10.8 million it paid for the TruPS, the Company expects to pay separate consideration to the Consenting Senior Holders of approximately $3.3 million, or $8.635 per $1,000 in principal amount of Senior Notes held by each Consenting Senior Holder who requested such consideration.

The Company estimates that its cost for the transaction taken as a whole will total approximately $14.4 million.  Following the Company’s acquisition of the TruPS, the TruPS will be cancelled.  In connection with the TruPS cancellation, the Company will cancel $24.74 million of its junior subordinated notes issued to Bimini Capital Trust II and anticipates recognizing a gain of approximately $9.6 million on the early extinguishment of this debt.

Forward-Looking Statements
Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good-faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being furnished with this Current Report on Form 8-K.

99.1           Press Release, dated October 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMINI CAPITAL MANAGEMENT, INC.
Date: October 21, 2009	By:	/s/G. Hunter Haas
G. Hunter Haas President, Chief Investment Officer, Chief Financial Officer and Treasurer

BIMINI CAPITAL MANAGEMENT, INC.
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 21, 2009